Exhibit 10.1

Document A133™ – 2019 Exhibit A

Guaranteed Maximum Price Amendment

This Amendment dated the 13th day of September in the year Two Thousand Twenty-One, is incorporated into the accompanying AIA Document A133™–2019, Standard Form of Agreement Between Owner and Construction Manager as Constructor where the basis of payment is the Cost of the Work Plus a Fee with a Guaranteed Maximum Price dated the 30th day of June in the year Two Thousand Twenty-One (the “Agreement”)

(In words, indicate day, month, and year.)

for the following PROJECT:

(Name and address or location)

Krystal Biotech – Project Astra

Krystal Biotech Facility

7001 International Drive

Coraopolis, PA 15108

THE OWNER:

(Name, legal status, and address)

Krystal Biotech, Inc.

2100 Wharton Street

Suite 701

Pittsburgh, PA 15203

THE CONSTRUCTION MANAGER:

(Name, legal status, and address)

The Whiting-Turner Contracting Company

300 East Joppa Road

Baltimore, MD 21286

ADDITIONS AND DELETIONS: The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

AIA Document A201™–2017, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

TABLE OF ARTICLES

A.1	GUARANTEED MAXIMUM PRICE

A.2	DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

A.3	INFORMATION UPON WHICH AMENDMENT IS BASED

A.4	CONSTRUCTION MANAGER’S CONSULTANTS, CONTRACTORS, DESIGN PROFESSIONALS, AND SUPPLIERS

ARTICLE A.1 GUARANTEED MAXIMUM PRICE

§ A.1.1 Guaranteed Maximum Price

Pursuant to Section 3.2.6 of the Agreement, the Owner and Construction Manager hereby amend the Agreement to establish a Guaranteed Maximum Price. As agreed by the Owner and Construction Manager, the Guaranteed Maximum Price is an amount that the Contract Sum shall not exceed. The Contract Sum consists of the Construction Manager’s Fee plus the Cost of the Work, as that term is defined in Article 6 of the Agreement.

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AIA Document A133™ – 2019 Exhibit A. Copyright © 1991, 2003, 2009, and 2019 by The American Institute of Architects. All rights reserved. The “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 09:36:17 ET on 09/09/2021 under Order No. 7591730752 which expires on 01/07/2022, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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User Notes:

§ A.1.1.1 The Contract Sum is guaranteed by the Construction Manager not to exceed Seventy-Eight Million Eight Hundred Seventy Thousand Five Hundred Fourteen Dollars ($ $78,870,514.00), subject to additions and deductions by Change Order as provided in the Contract Documents.

§ A.1.1.2 Itemized Statement of the Guaranteed Maximum Price. Provided below is an itemized statement of the Guaranteed Maximum Price organized by trade categories, including allowances; the Construction Manager’s contingency; alternates; the Construction Manager’s Fee; and other items that comprise the Guaranteed Maximum Price as defined in Section 3.2.1 of the Agreement.

(Provide itemized statement below or reference an attachment.)

See Guaranteed Maximum Price (GMP) Proposal-06/18/2021 updated 7-7-21 attached hereto and incorporated herein as Exhibit A-1

§ A.1.1.3 The Construction Manager’s Fee is set forth in Section 6.1.2 of the Agreement.

§ A.1.1.4 The method of adjustment of the Construction Manager’s Fee for changes in the Work is set forth in Section 6.1.3 of the Agreement.

§ A.1.1.5 Alternates

§ A.1.1.5.1 Alternates, if any, included in the Guaranteed Maximum Price:

(Paragraphs deleted)

See Exhibit A-1

§ A.1.1.5.2 Subject to the conditions noted below, the following alternates may be accepted by the Owner following execution of this Exhibit A. Upon acceptance, the Owner shall issue a Modification to the Agreement.

(Insert below each alternate and the conditions that must be met for the Owner to accept the alternate.)

Item	Price	Conditions for Acceptance

§ A.1.1.6 Unit prices, if any:

(Identify the item and state the unit price and quantity limitations, if any, to which the unit price will be applicable.)

Item	Units and Limitations	Price per Unit ($0.00)

ARTICLE A.2    DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

§ A.2.1 The date of commencement of the Work shall be:

(Check one of the following boxes.)

☐	The date of execution of this Amendment.

☒	Established as follows:

(Insert a date or a means to determine the date of commencement of the Work.)

December 31, 2020 per Whiting-Turner Letter of Intent

If a date of commencement of the Work is not selected, then the date of commencement shall be the date of execution of this Amendment.

§ A.2.2 Unless otherwise provided, the Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work. The Contract Time shall be measured from the date of commencement of the Work.

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AIA Document A133™ – 2019 Exhibit A. Copyright © 1991, 2003, 2009, and 2019 by The American Institute of Architects. All rights reserved. The “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 09:36:17 ET on 09/09/2021 under Order No. 7591730752 which expires on 01/07/2022, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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User Notes:

§ A.2.3 Substantial Completion

§ A.2.3.1 Subject to adjustments of the Contract Time as provided in the Contract Documents, the Construction Manager shall achieve Substantial Completion of the entire Work:

(Check one of the following boxes and complete the necessary information.)

☐	Not later than ( ) calendar days from the date of commencement of the Work.

☒	By the following date: March 30, 2022 per Astra GMP 06-18-21R Schedule Report O1R1 attached hereto and incorporated herein as Exhibit A-2

§ A.2.3.2 Subject to adjustments of the Contract Time as provided in the Contract Documents, if portions of the Work are to be completed prior to Substantial Completion of the entire Work, the Construction Manager shall achieve Substantial Completion of such portions by the following dates:

Portion of Work	Substantial Completion Date

§ A.2.3.3 If the Construction Manager fails to achieve Substantial Completion as provided in this Section A.2.3, liquidated damages, if any, shall be assessed as set forth in Section 6.1.6 of the Agreement.

ARTICLE A.3    INFORMATION UPON WHICH AMENDMENT IS BASED

§ A.3.1 The Guaranteed Maximum Price and Contract Time set forth in this Amendment are based on the Contract Documents and the following:

§ A.3.1.1 The following Supplementary and other Conditions of the Contract:

Document	Title	Date	Pages
Exhibit A-3 attached hereto and incorporated herein

§ A.3.1.2 The following Specifications:

(Either list the Specifications here, or refer to an exhibit attached to this Amendment.)

See Exhibit A-1

Section	Title	Date	Pages

§ A.3.1.3 The following Drawings:

(Either list the Drawings here, or refer to an exhibit attached to this Amendment.)

See Exhibit A-1

Number	Title	Date

§ A.3.1.4 The Sustainability Plan, if any:

(Paragraphs deleted)

(Table deleted)

N/A

Other identifying information:

§ A.3.1.5 Allowances, if any, included in the Guaranteed Maximum Price:

(Paragraphs deleted)

See Exhibit A-1

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AIA Document A133™ – 2019 Exhibit A. Copyright © 1991, 2003, 2009, and 2019 by The American Institute of Architects. All rights reserved. The “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 09:36:17 ET on 09/09/2021 under Order No. 7591730752 which expires on 01/07/2022, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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User Notes:

§ A.3.1.6 Assumptions and clarifications, if any, upon which the Guaranteed Maximum Price is based:

(Identify each assumption and clarification.)

See Exhibit A-1

§ A.3.1.7 The Guaranteed Maximum Price is based upon the following other documents and information:

(List any other documents or information here, or refer to an exhibit attached to this Amendment.)

The parties agree that the attached Exhibit H Revised shall replace Exhibit H to the executed A133 Agreement

This Amendment to the Agreement entered into as of the day and year first written above.

KRYSTAL BIOTECH, INC.	THE WHITING-TURNER CONTRACTING COMPANY

OWNER (Signature)	CONSTRUCTION MANAGER (Signature)

Krish Krishnan	Samuel R. Wells
Chairman & CEO	SR Vice President
(Printed name and title)	(Printed name and title)

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AIA Document A133™ – 2019 Exhibit A. Copyright © 1991, 2003, 2009, and 2019 by The American Institute of Architects. All rights reserved. The “American Institute of Architects,” “AIA,” the AIA Logo, and “AIA Contract Documents” are registered trademarks and may not be used without permission. This document was produced by AIA software at 09:36:17 ET on 09/09/2021 under Order No. 7591730752 which expires on 01/07/2022, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.

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User Notes:

EXHIBIT A-3 to GMP AMENDMENT

This Exhibit to the GMP Amendment dated September 13th, 2021, shall be a modification of limited contract terms as set forth in the amended A133 and A201 executed by the parties and upon its execution shall supersede and nullify A133 EXHIBIT K- Adjustments to Contract Terms.

1.	A133 Section 7.2.1 Delete and replace with:

§ 7.2.1 Wages or salaries of construction workers directly employed by the Construction Manager to perform the construction of the Work at the site or, with the Owner’s prior approval, at off-site workshops, at the rates set forth on the “Rate Schedule,” attached as Exhibit H Revised. Said rates shall be all inclusive of taxes, benefits of whatever kind or nature, vacation, leave, training, safety and insurance. The Construction Manager shall only be entitled to its Fee on Work performed by individuals/positions set forth on Exhibit H Revised. The Construction Manager may substitute people, as provided herein, at the positions identified on Exhibit H Revised. The Construction Manager may not add positions or individuals to positions without the prior written consent of the Owner. The rates agreed upon Rate Schedule may not be audited.

2.	Add to A133 Section 3.2.4:

Notwithstanding anything in the Contract to the contrary, the Construction Contingency may be used for costs which are otherwise precluded as a Cost of the Work under 7.6.9, but which are incurred by Contractor in “betterment” of the Project, which, as used in section 3.2.4 of the AIA 133 Agreement, shall mean for the benefit of the Project. When such an issue arises, the Contractor shall immediately bring such to the attention of the Owner, provide a written plan for addressing the issue which may reflect Contractor’s opinion that enforcement of such claim is not practical, feasible, or in the best interest of the Project, or a plan which sets forth what commercially reasonable steps the Contractor proposes to take to recover such sums from Subcontractors, sureties or insurance, and a not-to-exceed cost. Owner agrees to review such requests on an expedited basis commensurate with the timing needed to mitigate delay and advise the Contractor in writing whether it consents to the use of Contingency in accordance with the proposed plan. Any amounts recovered at any time prior to Project close-out from responsible Subcontractors, subcontractor’s bonds or insurance shall be reimbursed to the Construction Contingency. With the exception of costs that the parties had previously agreed will not be pursued for recovery per above, any costs paid by the Owner from the Construction Contingency hereunder which have not been reimbursed shall be withheld from the Contractor’s final payment until such time as said claim is resolved following proof of Contractor’s commercially reasonable efforts to recoup same. The Owner shall make payment to the Contractor of the difference between the withheld amount and amount recovered within ten (10) business days of receipt of Contractor’s request with acceptable supporting documentation. If the Owner disputes the Contractor’s commercially reasonable efforts, such shall be the subject of mediation and if unresolved, a claim.

3.	A 133 Section 11.2.2, Section 11.2.2.1 and Section 11.2.3 Delete and replace with:

§ 11.2.2 Within 10 business days of the Owner’s receipt of the Construction Manager’s final accounting for the Cost of the Work, the Owner shall commence an audit of the Cost of the Work or notify the Architect that it will not conduct an audit.

§ 11.2.2.1 If the Owner conducts an audit of the Cost of the Work, the Owner shall, within 10 business days after completion of the audit, submit a written report based upon the auditors’ findings to the Architect. The parties shall work cooperatively to exchange information during the course of the audit in order to complete it in a timely manner. § 11.2.3 The Owner’s final payment to the Construction Manager shall be made no later than 10 business days after the issuance of the Architect’s final Certificate for Payment

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4.	A133 Section 12.2 Deleted and replaced with:

§ 12.2 Binding Dispute Resolution

For any Claim subject to, but not resolved by mediation pursuant to Article 15 of AIA Document A201–2017, the method of binding dispute resolution shall be as follows:

(Check the appropriate box.)

☐	Arbitration pursuant to Article 15 of AIA Document A201–2017

☒

Arbitration or litigation at the option of the Owner. If litigation, litigation shall be in the Court of Common Pleas of Allegheny County, Pennsylvania which shall have exclusive jurisdiction and venue. The parties agree to waive any rights to a jury trial. At the time that the Construction Manager advises the Owner of its demand for arbitration or litigation as provided in Article 15.4.1 of the amended A201, the Construction Manager shall advise of its preference and the reasons therefor. The Owner shall take such into consideration in the selection of the method for binding dispute resolution.

5. A201 Section 3.2.4 shall remain as written in the executed A201.

6. A201 Section 14.2.1 shall remain as written in the executed A201 with the following sentence added to the end:

The Owner shall be entitled to terminate provided Contractor has been given written notice and has failed to cure within seven (7) days.

7. The Release of Liens from Whiting-Turner shall be in the form and content attached hereto and incorporated herein.

KRYSTAL BIOTECH, INC.	THE WHITING-TURNER CONTRACTING COMPANY

Chairman & CEO	SR Vice President

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